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EXHIBIT 10.11
AMENDMENT TO BELDEN INC.
LONG-TERM INCENTIVE PLAN


The Belden Inc. Long-Term Incentive Plan is amended by replacing "1000" in the next-to-last sentence of Paragraph 11.1 (Grants) of Article 11 (Directors' Stock Options) of the Incentive Plan with "2000."